Exhibit 10.7

TERM LOAN AND SECURITY AGREEMENT

This Term Loan and Security Agreement (“Agreement”) is made and entered into as of the 30th day of April, 2003 (“Effective Date”), by and between Embrex, Inc. (“Lender”) and Advanced Automation, Inc. (“Borrower”).

W I T N E S S E T H:

WHEREAS, Lender has extended credit to Borrower by making loans to Borrower from time to time in sums equal to an aggregate amount of $2,515,343 including interest and costs pursuant to that certain agreement by and between Borrower and Lender dated April 1, 2001 (the “Credit Agreement”) in order to facilitate Borrower’s performance of its obligations under the Development and Supply Agreement, dated September 30, 2001; and

WHEREAS, Lender has agreed to an extension of credit to Borrower for the purpose of repayment of the balance outstanding under the Credit Agreement upon its maturity on April 30, 2003 on the terms and conditions set forth in this Agreement and the Promissory Note attached hereto;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Business Day” shall mean any day on which the principal office of Lender is not closed.

“Default” shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

“Event of Default” shall have the meaning assigned such term in Section 8.01 of this Agreement.

“Indebtedness” shall mean all sums owed or to be owed by Borrower to Lender, whether principal or interest or other amounts under this Agreement.

“Interest Rate” shall mean six percent (6%) per annum.

“Maturity Date” shall mean May 1, 2010.

“Term Loan” shall mean credit extended pursuant to Article II of this Agreement.

Accounting terms not specifically defined herein shall be defined in accordance with generally accepted accounting principles.

ARTICLE II

EXTENSION OF CREDIT

Section 2.01 Term Loan. On the date hereof, upon the execution and delivery of this Agreement and the Promissory Note by Borrower to Lender, Lender agrees to extend to Borrower a term loan in the amount of $2,515,343 (the “Term Loan”), the proceeds of which shall be immediately applied by Lender to satisfy all obligations of Borrower with respect to principal, accrued interest or other amounts outstanding under the Credit Agreement.

The Term Loan shall be due and payable in full on the Maturity Date. The Term Loan made by Lender shall be evidenced by a single promissory note of Lender in substantially the form of Exhibit A attached hereto (the “Promissory Note”), dated the date hereof and payable to the order of Lender in a principal amount equal to the Term Loan. The Promissory Note shall replace the existing promissory note of Borrower dated April 1, 2001, previously delivered by Borrower pursuant to the Credit Agreement, and which Lender shall cancel upon receipt of the Promissory Note hereunder.

ARTICLE III

INTEREST

Section 3.01 Interest. The Term Loan shall accrue simple interest at the rate of six percent (6%) per annum. In no event will the amount of any interest due and payable hereunder exceed the maximum rate of interest allowed by applicable law.

ARTICLE IV

PAYMENTS

Section 4.01 Repayment of Principal. Borrower is to commence repayment of the Term Loan, plus accrued interest, in monthly installments over 84 months beginning June 1, 2003 and following the amortization schedule attached to the Promissory Note, with the final payment to be due and payable on the Maturity Date, May 1, 2010.

Section 4.02 Payments. Except to the extent otherwise provided herein, all payments of principal and interest to be made by Borrower under this Agreement and the Promissory Note shall be made (i) in United States of America Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Lender via commercially acceptable means on the date on which such payment shall become due, or (ii) in such other form of consideration, including without limitation the performance of services, as may be mutually agreed upon by Lender and Borrower.

Section 4.03 Prepayment. If Borrower so chooses, then Borrower may at any time prepay a monthly installment owed under this Agreement and the Promissory Note without penalty. Any such prepayment shall be applied to first to accrued and unpaid interest, and then to outstanding principal.

Section 4.04 Costs. Borrower agrees to pay on demand all costs, expenses and losses, if any (including without limitation reasonable attorney’s fees) incurred by Lender in connection with the enforcement of this Agreement and the Promissory Note.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01 Borrower represents and warrants to Lender that:

(a)	Corporate Existence. Borrower is a corporation duly organized, legally existing and in good standing under the laws of South Carolina, and is duly qualified to transact business in each State or other jurisdiction in which the character of the properties owned by it or the nature of its business require such qualification.

(b)	Authority; Enforceability; No Conflicts. Borrower is duly authorized and empowered to borrow the funds as contemplated hereunder, and to execute and deliver this Agreement and the Promissory Note. All corporate action requisite for borrowing funds as contemplated hereunder and the due execution and delivery of this Agreement and the Promissory Note has been duly and effectively taken. This Agreement, the Promissory Note and the Term Loan are valid and binding obligations of Borrower enforceable in accordance with their terms (subject to any applicable bankruptcy, insolvency or other laws generally affecting the enforcement of creditors’ rights). This Agreement, the Promissory Note and the Term Loan do not violate or conflict with any provisions of Borrower’s articles of incorporation, bylaws, or any agreement, law or regulation to which it is subject, and the same do not require the consent or approval of any regulatory authority or governmental body or any political subdivision thereof.

(c)	Accuracy of Information. All information previously furnished by or on behalf of Borrower to Lender is true and correct and fairly reflects the financial condition of Borrower as of the dates thereof, and the financial condition of Borrower has not changed materially and adversely since the date thereof.

(d)	Litigation. There is no pending or threatened action or proceeding before any court, commission, governmental agency, whether State or Federal, or arbitration which may materially adversely affect the financial condition, operations, properties, or business of Borrower or the ability of Borrower to perform its obligations hereunder or under the Promissory Note.

ARTICLE VI

NOTICES

Section 6.01 Notice. All notices and communications directed by Borrower to Lender shall be sent to:

Embrex, Inc.

P.O. Box 13989

Research Triangle Park, North Carolina 27709-3989

Attention: Vice President, Finance and Administration

All notices and communications directed by Lender to Borrower shall be sent to:

Advanced Automation, Inc.

17 Haywood Road

Greenville, SC 29607

Attention: Chairman

All notices and communications shall be sent by certified mail return receipt requested, or by personal delivery. Either party may from time to time notify the other party of a different address to which all notices and communications shall thereafter be addressed.

ARTICLE VII

SECURITY PROVISIONS

Section 7.01 Security Interest. To secure the Indebtedness, including the Term Loan, and the Promissory Note, together with any extensions, modifications, or renewals thereof, in whole or in part, as well as all other indebtedness, obligations and liabilities of Borrower to Lender, now existing or hereafter incurred or arising (hereinafter sometimes referred to as the “Obligations”), Borrower does hereby grant to Lender a security interest in and security title to, and does hereby assign, pledge, transfer and convey to Lender the following described property and any and all proceeds thereof (the “Collateral”): The pre-production models of the device for discarding non-viable avian eggs and sampling and sorting eggs according to gender pursuant to the Development and Supply Agreement dated September 30, 2001 by and between Lender and Borrower.

Section 7.02 Protection of Collateral. Lender will maintain insurance on the Collateral in amounts at least equal to the then-current unpaid balance hereunder and against casualty, public liability and property damage risks and such other risks as Lender may request. The loss, injury or destruction of the Collateral, with or without the fault of Borrower, shall not release the Borrower from any liability hereunder or in any way affect Borrower’s liability hereunder.

Section 7.03 Transfer of Collateral. Borrower shall not sell, assign, pledge, transfer or convey any part of the Collateral.

ARTICLE VIII

DEFAULT

Section 8.01 Events of Default. With respect to Borrower, if any of the following events shall occur and be continuing, such event shall be considered an “Event of Default” as that term is used herein:

(a)	Failure to pay any principal of, or interest on, the Term Loan when due and payable,

(b)	Default in the observance of performance of any covenant contained herein, to be performed or kept by Borrower,

(c)	Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (c),

(d)	Any representation or warranty made by Borrower in this Agreement proves to have been untrue in any material respect as of the date hereof, or any representation, statement, certificate or data furnished or made by Borrower under this Agreement proves to have been untrue in any material respect, as of the date of which the facts set forth therein were stated or certified, or

(e)	Default on any other financial obligation that Borrower may have to Lender.

Section 8.02 Remedies Upon an Event of Default. Upon the occurrence of any of the above-listed Events of Default, Lender may declare all of the Obligations to be immediately due and payable, all without notice or demand, all of which are hereby expressly waived by Borrower, and shall have in addition to and independent of the right to declare the Obligations to be due and payable and any other rights of the Lender under this Agreement, the Promissory Note or any other agreement with Borrower, the remedies of a secured party under the Uniform Commercial Code of the State of North Carolina as amended from time to time (the “Code”), including, without limitation thereto, the right to take possession of the Collateral, or the proceeds thereof. If any Obligation (including but not limited to the Promissory Note) is a demand instrument, the statement of a maturity date, the requirement for the payment of periodic interest or the recitation of defaults and the right of Lender to declare any Obligation due and payable shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event as Lender in its sole discretion may deem appropriate. The rights of the Lender specified herein shall be in addition to, and not in limitation of the Lender’s rights under the Code, or any other statute or rules of law conferring rights similar to those conferred by the Code, and under the provisions of any other instrument or agreement executed by Borrower to Lender. Any rights or remedies of Lender may be exercised or taken in any order or sequence whatsoever, at the sole option of the Lender. Notwithstanding the foregoing, Lender shall not be entitled to recover any deficiency judgment against Borrower hereunder or on the Promissory Note, provided, however, the foregoing shall not be interpreted to (i) impair or affect the right of Lender to enforce any of its rights or remedies (other than any right to a deficiency judgment) provided for herein, in the Promissory Note or under applicable law in full accordance with the terms thereof, or (ii) impair or affect Lender’s right to offset any and all amounts outstanding under this Agreement or the Promissory Note against any claim or amount that may be asserted against Lender by Borrower.

ARTICLE IX

COVENANTS AND REPRESENTATIONS

Section 9.01 Taxes and Other Liens. Borrower will pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of Borrower, except liabilities being diligently contested in good faith and against which Borrower will set up reserves in accordance with generally accepted accounting principles.

Section 9.02 Corporate Existence; Maintenance of Properties. Borrower will maintain its corporate existence, remain in good standing in each jurisdiction in which it is required to be qualified, maintain all franchises, permits and licenses reasonably necessary in its business, comply in all material respects with all valid and applicable statutes, rule and regulations, and it will at all times protect, and/or maintain in reasonably good and workable condition, its properties (including without limitation intangible assets, intellectual property, trade names and trademarks).

ARTICLE X

MISCELLANEOUS

Section 10.01 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflict of laws.

Section 10.02 Amendments. This Agreement shall not be modified or amended except by an instrument in writing signed by both parties.

Section 10.03 Severability. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.04 Entire Agreement. This Agreement and the Promissory Note set forth the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by a duly authorized officer or agent of the party to be bound thereby.

Section 10.05 Headings. The descriptive headings contained herein are for convenience only and shall not control or affect the meaning, interpretation or construction of any provision of this Agreement.

[Signature Page follows]

[Signature Page to Term Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the Effective Date.

EMBREX, INC.		ADVANCED AUTOMATION, INC.

By:	/s/ RANDALL L. MARCUSON	By:	/s/ DAVID L. TAKES
Name:	Randall L. Marcuson	Name:	David L. Takes
Title:	President and CEO	Title:	President

By:	/s/ DON T. SEAQUIST	By:	/s/ DAVID L. TAKES
Name:	Don T. Seaquist	Name:	David L. Takes
Title:	Vice President, Finance & Administration	Title:	Secretary

EXHIBIT A

PROMISSORY NOTE

$2,515,343.00	Dated: April 30, 2003

FOR VALUE RECEIVED, the undersigned (“Borrower”), HEREBY PROMISES TO PAY to the order of Embrex, Inc., a North Carolina corporation (“Lender”), the principal amount of TWO MILLION FIVE HUNDRED FIFTEEN THOUSAND THREE HUNDRED FORTY THREE AND 00/100 DOLLARS ($2,515,343.00), pursuant to the Term Loan (as defined in the Term Loan Agreement referred to below), on or before May 1, 2010 (the “Maturity Date”); together with interest (amortized over the seven year term of the Term Loan) on the principal amount hereof outstanding from time to time from and including the date hereof until the Maturity Date, payable in amortized monthly installments at an interest rate of six percent (6%) per annum with the final payment to be due and payable on the Maturity Date. Monthly installments pursuant to this Promissory Note shall be due and payable as indicated on the grid attached hereto.

This Promissory Note is the Promissory Note referred to in, and is entitled to the benefits of, the Term Loan and Security Agreement, dated April 30, 2003 (the “Term Loan Agreement”), between Borrower and Lender. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Term Loan Agreement.

This Promissory Note is secured by the Collateral provided in the Term Loan Agreement.

The Borrower shall have the right to prepay in full the principal amount hereunder together with accrued interest to the date of such payment on the principal amount in accordance with Section 4.03 of the Term Loan Agreement.

If any Events of Default (as defined in the Term Loan Agreement) shall occur and be continuing, then, and in any such event, Lender may declare this Promissory Note, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Promissory Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which Borrower hereby expressly waives.

Borrower shall make payments of all principal and interest installments hereunder prior to 2:00 P.M. (North Carolina time) on the dates when due in lawful money of the United States of America to Lender at its office in Research Triangle Park, North Carolina in immediately available funds. Whenever any payment to be made hereunder shall be otherwise due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Borrower also agrees to pay on demand all costs and expenses (including without limitation reasonable attorneys’ fees) incurred by Lender in enforcing this Promissory Note.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, Borrower has executed this instrument under seal, the day and year first above written.

ADVANCED AUTOMATION, INC.

By:	(SEAL)
Name:
Title:

ATTEST:

By:
Name:
Title:

2

DATE	AMOUNT DUE	ACTUAL PAYMENT DATE
June 1, 2003	$36,746
July 1, 2003	$36,746
August 1, 2003	$36,746
September 1, 2003	$36,746
October 1, 2003	$36,746
November 1, 2003	$36,746
December 1, 2003	$36,746
January 1, 2004	$36,746
February 1, 2004	$36,746
March 1, 2004	$36,746
April 1, 2004	$36,746
May 1, 2004	$36,746
June 1, 2004	$36,746
July 1, 2004	$36,746
August 1, 2004	$36,746
September 1, 2004	$36,746
October 1, 2004	$36,746
November 1, 2004	$36,746
December 1, 2004	$36,746
January 1, 2005	$36,746
February 1, 2005	$36,746
March 1, 2005	$36,746
April 1, 2005	$36,746
May 1, 2005	$36,746
June 1, 2005	$36,746
July 1, 2005	$36,746
August 1, 2005	$36,746
September 1, 2005	$36,746
October 1, 2005	$36,746
November 1, 2005	$36,746
December 1, 2005	$36,746
January 1, 2006	$36,746
February 1, 2006	$36,746
March 1, 2006	$36,746
April 1, 2006	$36,746
May 1, 2006	$36,746
June 1, 2006	$36,746
July 1, 2006	$36,746
August 1, 2006	$36,746
September 1, 2006	$36,746

DATE	AMOUNT DUE	ACTUAL PAYMENT DATE
October 1, 2006	$36,746
November 1, 2006	$36,746
December 1, 2006	$36,746
January 1, 2007	$36,746
February 1, 2007	$36,746
March 1, 2007	$36,746
April 1, 2007	$36,746
May 1, 2007	$36,746
June 1, 2007	$36,746
July 1, 2007	$36,746
August 1, 2007	$36,746
September 1, 2007	$36,746
October 1, 2007	$36,746
November 1, 2007	$36,746
December 1, 2007	$36,746
January 1, 2008	$36,746
February 1, 2008	$36,746
March 1, 2008	$36,746
April 1, 2008	$36,746
May 1, 2008	$36,746
June 1, 2008	$36,746
July 1, 2008	$36,746
August 1, 2008	$36,746
September 1, 2008	$36,746
October 1, 2008	$36,746
November 1, 2008	$36,746
December 1, 2008	$36,746
January 1, 2009	$36,746
February 1, 2009	$36,746
March 1, 2009	$36,746
April 1, 2009	$36,746
May 1, 2009	$36,746
June 1, 2009	$36,746
July 1, 2009	$36,746
August 1, 2009	$36,746
September 1, 2009	$36,746
October 1, 2009	$36,746
November 1, 2009	$36,746
December 1, 2009	$36,746
January 1, 2010	$36,746
February 1, 2010	$36,746

2

DATE	AMOUNT DUE	ACTUAL PAYMENT DATE
March 1, 2010	$36,746
April 1, 2010	$36,746
May 1, 2010	$36,746

3